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Exhibit 10.38

                        SHELLS SEAFOOD RESTAURANTS, INC.
                       16313 North Dale Mabry, Suite 100
                              Tampa, Florida 33618

January 19, 2000

Mr. Warren Nelson
Shells Seafood Restaurants, Inc.
16313 North Dale Mabry, Suitse 100
Tampa, Florida 33469

Dear Warren:

You have asked for clarification of your existing employment dated, May 18, 1993, with the Company, with respect to your entitlement to severance payments. This letter confirms that in the event your employment is terminated by the Company without cause, either while the employment agreement is in effect or after its expiration and non-renewal by the Company, you will be entitled to receive a severance payment equal to 12 months of your then annual salary. The severance payment will be payable over the ensuing 12 month period in accordance with the Company's then normal payroll practices.

This letter is written on behalf of the company and its Board of Directors and is intended to bind the Company and its successors and assigns.


Very truly yours,

/s/ RICHARD A. MANDELL
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Richard A. Mandell, Director on behalf
Of Shells Restaurants, Inc.



I agree

/s/ WARREN NELSON
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Warren Nelson
1/24/00